Exhibit 23.1

Consent of Ernst & Young LLP, Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the following Registration Statement:

(1)	Registration Statement (Form S-8 No. 333-217188) pertaining to the Amended and Restated 2009 Stock Plan, the 2017 Equity Incentive Plan, and the 2017 Employee Stock Purchase Plan

of our report dated March 12, 2018, with respect to the consolidated financial statements of Okta, Inc. included in this Annual Report (Form 10-K) of Okta, Inc. for the year ended January 31, 2018.

/s/ ERNST & YOUNG LLP
San Francisco, California
March 12, 2018